Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Acxiom Corporation:

We consent to incorporation by reference in the Registration Statements previously filed on Form S-3 and Form S-8 (Nos. 33-17115, 33-37610, 33-37609, 33-42351, 33-72310, 333-63633, 333-91395, 333-40114, 333-57470, 333-68620, 333-98613, 333-108900, 333-124901, 333-127743, 333-148946 and 333-148708), of Acxiom Corporation of our reports dated May 30, 2008, with respect to the consolidated balance sheets of Acxiom Corporation and subsidiaries as of March 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended March 31, 2008, and the effectiveness of internal control over financial reporting as of March 31, 2008, which reports appear in the March 31, 2008 annual report on Form 10-K of Acxiom Corporation.

Our report dated May 30, 2008 contains an explanatory paragraph that refers to a restatement of the consolidated financial statements as of March 31, 2007 and 2006.

As discussed in Note 1 to the consolidated financial statements, during 2007, the Company adopted Statement of Financial Accounting Standards No. 123R, Share-Based Payment.

Our report dated May 30, 2008, on the effectiveness of internal control over financial reporting as of March 31, 2008, expresses our opinion that Acxiom Corporation did not maintain effective internal control over financial reporting as of March 31, 2008, because of the effect of two material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the Company did not have effective policies and procedures to apply the appropriate revenue recognition criteria under U.S. generally accepted accounting principles relating to certain types of customer contracts and did not maintain effective controls over the preparation and review of the consolidated statement of cash flows related to deferred costs.

/s/ KPMG LLP

Dallas, Texas

May 30, 2008